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                EXHIBIT (23) - [LETTERHEAD OF ERNST & YOUNG LLP]




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Registration Statement No. 2-95535 on Form S-8 dated January 28, 1985, Registration Statement No. 33-16204 on Form S-8 dated July 31, 1987, Registration Statement No. 33-51638 on Form S-8 dated September 3, 1992, and Registration Statement No. 33-51640 on Form S-8 dated September 3, 1992, of our report dated November 10, 1995 with respect to the consolidated financial statements and schedules of First of Michigan Capital Corporation included in the Annual Report (Form 10-K) for the fiscal year ended September 29, 1995.


                                                   /s/ Ernst & Young LLP




December 19, 1995